Exhibit 99.1
STRATTEC SECURITY CORPORATION REPORTS FISCAL 2024 SECOND QUARTER
OPERATING RESULTS

February 8, 2024

Second Fiscal Quarter earnings per share $0.26 vs $0.47 loss, an improvement driven by customer pricing increases

Milwaukee, Wisconsin – STRATTEC SECURITY CORPORATION (NASDAQ:STRT) is a market leader of a comprehensive range of "Smart" Vehicle Power Access and Electronic and Security Solutions, serving the global automotive industry.

Second Quarter Fiscal 2024 Financial Highlights

•	Diluted earnings per share of $0.26 versus $0.47 loss last year
•	Gross Margins expanded to 11.4% compared with 6.5% last year
•	Revenues increased by 4.7%, driven by pricing increases with major customers

STRATTEC Interim CEO Rolando Guillot said, “This quarter demonstrated the progress we are making in improving our financial performance.  It also highlighted opportunities to optimize our working capital and strong balance sheet. We intend to take advantage of a more predictable supply chain to bring greater efficiencies to our operations. Looking forward, we will focus on new product introductions that will expand STRATTEC’s offerings to our customers.”

Second Quarter Fiscal 2024 Financial Summary

	Second Quarter Ending
	Dec. 31, 2023	Jan. 1, 2023	Inc (Dec)
(Dollars in thousands, except per share data)
Net Sales	$118,532	$113,184	$5,348
Gross Profit	$13,497	$7,387	$6,110
Gross Margin	11.4%	6.5%
Operating Expenses	$13,439	$12,081	$1,358
Operating Income	$58	$(4,694)	$4,752
Net Income	$1,022	$(1,839)	$2,861
Diluted Earnings Per Share	$0.26	$(0.47)	$0.73

Revenue growth was driven primarily by pricing increases to our major customers.  Those price increases were $8.0 million, of which $3.8 million represents ongoing pricing increases.  Total pricing increases were partially offset by a $2.7 million decline in net sales, primarily due to lower sales to a major customer and some effects of the UAW strike against the U.S. auto industry in October.

Gross margin improvement was driven by pricing increases, lower raw material costs, operating leverage from higher production levels and $780,000 of efficiencies realized from our Mexican operations.  Offsetting those positive trends were higher prices paid to certain suppliers, $2.5 million of unfavorable U.S. dollar to Mexican peso exchange rate effects, $1.3 million of wage increases due to a mandatory Mexican minimum wage-increase and $1.3 million higher freight costs.

One-time costs of $900,000 associated with the retirement of our former CEO were recorded during the quarter.  In addition, higher development expenses in support of new products also impacted results, largely explaining the remaining $458,000 increase in expenses.  Net Income was $1.0 million compared to a loss of $1.8 million last year.  Fully diluted earnings per share were $0.26 compared with a loss of $0.47 last year.

Balance Sheet & Cash Flow

As of December 31, 2023, the Company’s cash and cash equivalents on hand totaled $11.6 million.  Total debt as of December 31, 2023 was $13.0 million, which was all held by the ADAC-STRATTEC LLC joint venture.

For the second quarter of fiscal 2024, cash flow provided by operations was negative $3.0 million, compared to the prior year quarter cash flow provided by operations of $4.0 million.  The decrease in cash flow for the current quarter was driven by temporary increases in working capital, specifically inventory, customer tooling in progress and a value added tax recoverable.  Capital expenditures in the second quarter of fiscal 2024 were $1.5 million, compared with $4.8 million for the second quarter of fiscal 2023.

As announced on January 5, 2024, F. Jack Liebau, Jr. has been appointed Chairman of the Company's Board of Directors and Harold M. Stratton II has been appointed Vice Chairman of the Board. "As Board Chairman, I look forward to working with the Board in the near term to improve governance policies consistent with current best practices while strengthening the Company’s focus on providing long-term shareholder returns," Mr. Liebau said.

About STRATTEC

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, power tailgate systems for trucks, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market each company’s products to global customers as cooperating partners of the “VAST Automotive Group” brand name.  STRATTEC’s history in the automotive business spans over 110 years.

Caution on Forward-Looking Statements

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to same from foreign countries, the volume and scope of product returns, adverse business and operational issues resulting from the continuing effects of the coronavirus (COVID-19) pandemic, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of our products and the products of our customers and fluctuations in our costs of operation (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

Contact:  Dennis Bowe
Vice President and
Chief Financial Officer
414-247-3399
www.strattec.com

STRATTEC SECURITY CORPORATION
Condensed Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023

Net Sales	$118,532	$113,184	$253,938	$233,544

Cost of Goods Sold	105,035	105,797	221,721	213,661

Gross Profit	13,497	7,387	32,217	19,883

Engineering, Selling & Administrative Expenses	13,439	12,081	26,053	24,781

Income (Loss) from Operations	58	(4,694)	6,164	(4,898)

Interest Expense	(219)	(196)	(439)	(325)

Interest Income	107	-	194	-

Other Income, net	1,098	640	967	874

Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	1,044	(4,250)	6,886	(4,349)

Provision (Benefit) for Income Taxes	264	(1,735)	1,651	(1,771)

Net Income (Loss)	780	(2,515)	5,235	(2,578)

Net (Loss) Income Attributable to Non-Controlling Interest	(242)	(676)	48	(864)

Net Income (Loss) Attributable to STRATTEC SECURITY CORPORATION	$1,022	$(1,839)	$5,187	$(1,714)

Earnings (Loss) Per Share:
Basic	$0.26	$(0.47)	$1.31	$(0.44)
Diluted	$0.26	$(0.47)	$1.30	$(0.44)

Average Basic Shares Outstanding	3,976	3,927	3,962	3,913

Average Diluted Shares Outstanding	3,998	3,927	3,986	3,913

Other
Capital Expenditures	$1,473	$4,759	$4,393	$9,477
Depreciation	$4,330	$4,301	$8,715	$8,798

STRATTEC SECURITY CORPORATION
Condensed Balance Sheet Data
(In Thousands)
(Unaudited)

	December 31, 2023	July 2, 2023

ASSETS
Current Assets:
Cash and Cash Equivalents	$11,575	$20,571
Receivables, net	70,802	89,811
Inventories, net	89,439	77,597
Customer Tooling in Progress, net	24,951	20,800
Value Added Tax Recoverable	17,906	7,912
Other Current Assets	7,624	9,091
Total Current Assets	222,297	225,782
Other Long-term Assets	19,317	20,702
Property, Plant and Equipment, net	90,137	94,446
	$331,751	$340,930

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$41,308	$57,927
Value Added Tax Payable	7,122	6,499
Borrowings Under Credit Facility - Current	13,000	-
Other	44,906	44,560
Total Current Liabilities	106,336	108,986
Accrued Pension and Postretirement Obligations	2,440	2,363
Borrowings Under Credit Facility - Long-Term	-	13,000
Other Long-term Liabilities	5,334	5,557
Shareholders' Equity	340,769	334,683
Accumulated Other Comprehensive Loss	(13,878)	(14,194)
Less: Treasury Stock	(135,501)	(135,526)
Total STRATTEC SECURITY
CORPORATION Shareholders' Equity	191,390	184,963
Non-Controlling Interest	26,251	26,061
Total Shareholders' Equity	217,641	211,024
	$331,751	$340,930

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023

Cash Flows from Operating Activities:
Net Income (Loss)	$780	$(2,515)	$5,235	$(2,578)
Adjustments to Reconcile Net Income (Loss) to
Cash (Used in) Provided by Operating Activities:
Depreciation	4,330	4,301	8,715	8,798
Equity Loss (Earnings) in Joint Ventures	4	(588)	269	(1,115)
Foreign Currency Transaction (Gain) Loss	(123)	514	(349)	585
Unrealized (Gain) Loss on Peso Forward Contracts	(826)	(12)	(826)	23
Stock Based Compensation Expense	479	263	984	874
Change in Operating Assets/Liabilities	(7,943)	1,943	(21,099)	1,898
Other, net	257	128	157	250

Net Cash (Used in) Provided by Operating Activities	(3,042)	4,034	(6,914)	8,735
Cash Flows from Investing Activities:
Proceeds from sale of interest in VAST LLC	-	-	2,000	-
Investment in Joint Ventures	-	(104)	-	(104)
Additions to Property, Plant & Equipment	(1,473)	(4,759)	(4,393)	(9,477)
Proceeds on Sales of Property, Plant & Equipment	-	4	-	4

Net Cash Used in Investing Activities	(1,473)	(4,859)	(2,393)	(9,577)
Cash Flows from Financing Activities:
Borrowings on Line of Credit Facility	-	4,000	2,000	9,000
Payments on Line of Credit Facility	-	-	(2,000)	(3,000)
Dividends Paid to Non-Controlling Interest of Subsidiary	-	-	-	(600)
Exercise of Stock Options and Employee Stock Purchases	20	20	37	146

Net Cash Provided by Financing Activities	20	4,020	37	5,546
Effect of Foreign Currency Fluctuations on Cash	405	53	274	100
Net (Decrease) Increase in Cash & Cash Equivalents	(4,090)	3,248	(8,996)	4,804
Cash & Cash Equivalents:
Beginning of Period	15,665	10,330	20,571	8,774
End of Period	$11,575	$13,578	$11,575	$13,578